Exhibit 5.1

Troutman Pepper Locke LLP 301 S. College Street, 34th Floor Charlotte, NC 28202 troutman.com
February 10, 2026
Direct Digital Holdings, Inc.
1177 West Loop South, Suite 1310
Houston, Texas 77027

Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Direct Digital Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Base Prospectus”), filed on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Base Prospectus, as supplemented by the various Prospectus Supplements, will provide for the offer and sale from time to time by the Company of up to an aggregate of $400,000,000 of any or all of (i) shares of Class A common stock, $0.001 par value per share (the “Common Stock”), of the Company, (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company, (iii) one or more series of debt securities of the Company, which may include convertible debt securities of the Company that constitute a part of or that are issuable upon the conversion or exercise of other Registered Securities in the Registration Statement (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities, or all three (the “Warrants”), (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities and/or Warrants, in any combination (the “Units”), or (vi) any combination of the foregoing securities. The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Base Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.
The Debt Securities will be issued pursuant to one or more indentures in substantially the forms filed as exhibits to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).
In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Base Prospectus; (iii) the Amended and Restated Certificate of Incorporation of the Company (as amended from time to time, the “Certificate of Incorporation”), as in effect on the date hereof; (iv) the Amended and Restated Bylaws of the Company (as amended from time to time, the

“Bylaws”), as in effect on the date hereof; and (v) and the corporate proceedings taken by the Company with respect to (1) the filing of the Registration Statement by the Company and (2) the offer, sale and issuance of the Registered Securities by the Company, subject to, in the case of each offer, sale and issuance of Registered Securities, a specific further authorization for the offer, sale, issuance, execution, delivery and performance by proper action (the “Authorizing Resolutions”) of the Company’s board of directors (the “Board”). We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
For purposes of this opinion letter, we have assumed that:
(i)the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board, and in accordance with the Certificate of Incorporation, the Bylaws, and applicable Delaware law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;
(ii)any shares of Common Stock (including such shares issuable upon exercise of Warrants) issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Certificate of Incorporation, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;
(iii)any shares of Preferred Stock (including any such shares issuable upon exercise of Warrants) issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Certificate of Incorporation, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;
(iv)any Warrants issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”); the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Common Stock and/or Preferred Stock to be issued upon exercise of such Warrants and to approve the Warrant Agreement; neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement; the issuance and sale of the Warrants will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
(v)any Debt Securities issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with a valid, binding and enforceable Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the Trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture;
(vi)any Units issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement will be issued pursuant to a valid, binding and enforceable Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent;
(vii)all Registered Securities will be issued and sold in the manner stated in the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement;
(viii)the Registration Statement, and any amendments thereto (including post-effective amendments), will have become and remain effective under the Securities Act;
(ix)a Prospectus Supplement will have been prepared and filed with the Commission describing the Registered Securities;

(x)New York law will apply to the applicable Indenture, the Warrants, any underwriting agreement or other agreement;
(xi)all requisite third-party consents necessary to register and/or issue the Registered Securities will have been obtained by the Company;
(xii)certificates representing shares of Common Stock, if any, will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s Certificate of Incorporation and Bylaws, each as amended and then in effect; and
(xiii)all Registered Securities will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement.
Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to matters governed by the General Corporation Law of the State of Delaware and the internal laws of the State of New York, in each case without regard to conflict or choice of law principles and as applied by courts located in the particular jurisdiction, the applicable provisions of the Delaware Constitution, the reported judicial decisions interpreting such laws of the State of Delaware.
Based upon the foregoing, we are of the opinion that:
1.The Common Stock, when (a) Authorizing Resolutions with respect to Common Stock have been adopted, (b) the terms for the offer and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (c) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement and (d) the Company has received the consideration provided for in the applicable Prospectus Supplement and any applicable definitive purchase, underwriting or similar agreement, which must have a value not less than the par value thereof, or upon conversion, exchange or exercise of any Registered Securities (including Preferred Stock, Debt Securities and/or Warrants) in accordance with the terms of such Registered Security or the instrument governing such Registered Security providing for such conversion, exchange or otherwise, will be validly issued, fully paid and nonassessable.
2.The Preferred Stock, when (a) Authorizing Resolutions with respect to Preferred Stock have been adopted, (b) the terms for the offer and sale of the Preferred Stock have been established in conformity with such Authorizing Resolutions, (c) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement and (d) the Company has received the consideration provided for in the applicable Prospectus Supplement and any applicable definitive purchase, underwriting or similar agreement, which must have a value not less than the par value thereof, or upon conversion, exchange or exercise of Debt Securities, Units, and/or Warrants, in accordance with the terms of such Registered Security or the instrument governing such Registered Security providing for such conversion, exchange or otherwise, will be validly issued, fully paid and nonassessable.
3.The Warrants, when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of such Warrants and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Warrants have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, (d) the Company has received the consideration provided for in the Prospectus Supplement and any applicable definitive purchase, underwriting or similar agreement and (e) such Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.
4.The Debt Securities, when (a) Authorizing Resolutions with respect to such Debt Securities have been adopted, (b) the terms of such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the Indenture, (c) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, (d) the Company has received the consideration provided for in the applicable Prospectus Supplement and any applicable definitive purchase, underwriting or similar agreement and (e) such Debt Securities have been executed and delivered against the payment specified therefor and pursuant to an Indenture duly authorized, executed and delivered by the Company and the Trustee, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.
5.The Units, when (a) Authorizing Resolutions with respect to the Units have been adopted, (b) the terms of such Units and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Units have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, (d) the Company has received the consideration provided for in the applicable Prospectus Supplement and any applicable definitive purchase, underwriting or similar agreement and (e) such Units have been authenticated or countersigned in accordance with the Unit Agreement, if applicable, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.
In addition, our opinions in paragraphs 3, 4 and 5 above are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) the rights or remedies available to any party for violations or breaches of any provisions of the Warrants, Debt Securities or Units, as applicable, that are immaterial or the enforcement of which would be unreasonable under the then existing circumstances; (e) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Warrants, Debt Securities or Units, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Warrants, Debt Securities or Units, as applicable, or that otherwise violate applicable laws; (f) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Warrants, Debt Securities or Units, as applicable permit such action; or (g) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.
This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Base Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.
Very truly yours,

/s/ Troutman Pepper Locke LLP

Troutman Pepper Locke LLP